                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             INTERCONEXUS.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                             INTERCONEXUS.COM, INC.
                        2651 WARRENVILLE ROAD, SUITE 560
                          DOWNERS GROVE, ILLINOIS 60515


-----------------------------------------

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 17, 2000

-----------------------------------------


NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of InterConexus.com, Inc., a Delaware corporation, will be held at 2651 Warrenville Road, Downers Grove, Illinois, on Friday, November 17, 2000 at 10:00 a.m., Downers Grove time, for the following purposes:

1.   to elect seven directors; and

2.   to transact such other business as may properly come before the meeting.


                                         By order of the Board of Directors,

                                         /s/ P. Balasubramanian

                                         P. Balasubramanian
                                         Secretary



Downers Grove, Illinois
October 9, 2000




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


                             INTERCONEXUS.COM, INC.
                        2651 WARRENVILLE ROAD, SUITE 560
                          DOWNERS GROVE, ILLINOIS 60515



-----------------------------------------

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 17, 2000

-----------------------------------------


This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of InterConexus.com, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on November 17, 2000 and at any adjournment thereof. Only stockholders of record at the close of business on September 28, 2000 will be entitled to notice of and to vote at the meeting. The Company had 12,908,091 shares of common stock ("Common Stock") outstanding as of the close of business on such date. There are no other voting securities. This proxy statement and form of proxy are first being sent to stockholders on or about October 9, 2000. Each stockholder is entitled to one vote per share for the election of directors, as well as on other matters. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted. Such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted for such proposal on the proxy form; and it is intended that they will be voted for the nominees named herein, except to the extent authority to vote is withheld. A stockholder may revoke a proxy at any time prior to the voting thereof by giving written notice of such revocation to the Secretary of the Company, by executing and duly delivering a subsequent proxy or by attending the meeting and voting in person.

In case the nominees named herein for election as directors are not available when the election occurs, proxies in the accompanying form may be voted for a substitute. The Company expects the nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote from which such stockholder abstained. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular


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

matter, then although counted for purposes of determining the presence of a quorum, such shares will not be considered as present and entitled to vote with respect to that matter. The favorable vote of the holders of a plurality of the shares of Common Stock represented at the meeting will be required to elect the directors to be elected.

In addition to the use of the mails, proxies may be solicited by directors, officers, or regular employees of the Company in person, by facsimile, by telephone or by other means. The cost of the proxy solicitation will be paid by the Company.








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PRINCIPAL STOCKHOLDERS

     The following table sets forth information as to the record ownership of the Company's Common Stock as of July 31, 2000 by (i) the officers or directors of the Company, (ii) the officers and directors of the Company as a group and
(iii) each person who owns more than 10% or more of the Common Stock.

          NAME OF OWNER(1)            AMOUNT OWNED      PERCENT OF CLASS
          -------------               ------------      ----------------
     Mehul J. Dave                     4,845,000             37.53
     P. Balasubramanian                1,525,000             11.81
     Robert W. Heller                   382,000               2.96
     Thomas Mueller                     113,000               0.88
     Jason W. Levin                        0                   0
     Utpal J. Dave                       6,675                0.05
     David L. Harris                    75,000                0.58
     All Officers and Directors
           as a Group (7)              6,946,675             53.82

     (1) The address of each of Messrs. M. Dave, Balasubramanian, Heller, Mueller, Levin, U. Dave and Harris is c/o InterConexus.com, Inc., 2651 Warrenville Road, Suite 560, Downers Grove, Illinois 60515.

     The following table sets forth information as to options, warrants and other rights to purchase Common Stock by (i) the officers and directors of the Company, and (ii) the officers and directors as a group.

                                      AMOUNT OF COMMON
                                      STOCK SUBJECT TO
                                      OPTIONS, WARRANTS      EXERCISE PRICE
            NAME OF OWNER               OR RIGHTS(1)            PER SHARE
            -------------               ------------            ---------
     Mehul J. Dave                         80,000                 $0.01
     P. Balasubramanian                    55,000                 $0.01
     Robert W. Heller                      80,000                 $0.01
     Thomas Mueller                        30,000                 $0.01
     Jason W. Levin                        30,000                 $0.01
     Utpal J. Dave                        450,000                 $0.01
     David L. Harris                       25,000                 $0.01
     All Officers and Directors
            as a Group (7)                750,000

          (1) All options have been issued in accordance with the Company's 2000 Stock Incentive Plan and are subject to a stock option agreement with the Company. Each director, except Messrs. U. Dave and Harris, has been granted 30,000 options for agreeing to become a director that are vested and exercisable. All other options vest from a period of one to four years from the date of the grant of the options.



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BOARD OF DIRECTORS

MEMBERS AND NOMINEES FOR ELECTION

The Board of Directors of the Company consists of seven members. The term of office of each director expires at each annual meeting of stockholders or when his successor has been duly elected and qualified. Therefore, the term of each director will expire at this annual meeting of stockholders. Each director has been nominated for election at the annual meeting of stockholders for a term expiring at the next annual meeting of stockholders or when his successor has been duly elected and qualified. The following presents certain information with respect to the directors and executive officers of the Company.

NAME                 POSITION                                           AGE
----                 --------                                           ---
Mehul J. Dave        President and Chairman of the Board of Directors   44
P. Balasubramanian   Vice President, Secretary, Treasurer and Director  44
Robert W. Heller     Director                                           54
Thomas Mueller       Director                                           59
Jason W. Levin       Director                                           42
Utpal J. Dave        Director and Chief Operating Officer               35
David L. Harris      Director                                           58

     MEHUL J. DAVE, Director, Chairman of the Board and President of the Company, from March 2000 to present. Director, Chairman of the Board and President of Capri Corp., a Minnesota corporation ("Capri"), from 1992 to present and President and Chief Executive Officer of Cimnet Systems, Inc., a wholly-owned subsidiary of Capri ("Cimnet"), from 1988 to present. Mr. Dave holds a Masters Degree in Environmental Systems from Governors State University, a Bachelors Degree in Mechanical Engineering from Illinois Institute of Technology, and has completed coursework towards a Ph.D. in Space Physics at the University of Michigan. Mr. Dave is responsible for the overall operation of the Company.

     P. BALASUBRAMANIAN, Director, Vice President, Secretary and Treasurer of the Company, from March 2000 to present. Director, Executive Vice President, Secretary and Treasurer of Capri, from 1992 to present; Vice President of Software Engineering of Cimnet, from 1988 to present. Mr. Balasubramanian holds a Masters Degree in Computer Science from Illinois Institute of Technology and a Bachelors Degree in Mechanical Engineering from Annamalai University.

     ROBERT W. HELLER, Director of the Company, from March 2000 to present. Director of Capri, from September, 1996 to present. Mr. Heller is currently an independent consultant. From 1998 to 1999, Mr. Heller was Vice President of Operations at Fieldworks, Inc. From 1996 to 1997, Mr. Heller was Chief Executive Officer of MiTech R&D Inc., and was Chief Executive Officer of Advance Circuits Inc. from 1994 to 1995. Mr. Heller holds a Masters Degree in


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Industrial Engineering from North Dakota State University and a Bachelors Degree in Industrial Administration from Purdue University.

     THOMAS MUELLER, Director of the Company, from March 2000 to present. Director of Capri, from 1997 to present. Mr. Mueller has been Vice President of Finance since 1995 of Help/Systems, a manufacturer of operations automation software for the IBM AS/400 computer. Mr. Mueller is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and Minnesota Society of Certified Public Accountants. Mr. Mueller holds a Bachelors Degree in Accounting from the University of Minnesota.

     JASON W. LEVIN, Director of the Company, from March 2000 to present. Director of Capri, from 1997 to present. Mr. Levin has been a partner in the law firm of Piper Marbury Rudnick & Wolfe, counsel to the Company, from 1998 to present and a partner in the law firm of Fagel & Haber, from 1989 to 1998. Mr. Levin is a director of Strube Celery and Vegetable Company, a corporation engaged in the wholesale distribution of fresh fruits and vegetables in the Midwestern United States, and a member of the Board of Managers of the Logan Square Club of the Boys and Girls Club of Chicago. Mr. Levin holds a Bachelor of Science Degree in Finance and a Juris Doctor degree from Indiana University.

     UTPAL J. DAVE, Director and Chief Operating Officer of the Company, from May 2000 to present. From 1997 to 2000, Mr. Dave worked as a Senior Manager with Andersen Consulting's Strategy Practice. From 1995 to 1997, Mr. Dave was a management consultant with Booz Allen & Hamilton. Mr. Dave holds a MBA from Kellogg / Northwestern University, a Masters Degree in Electrical Engineering from the University of Illinois and a Bachelors Degree in Computer Engineering from the University of Illinois.

     DAVID L. HARRIS, Director of the Company, from May 2000 to present. Mr. Harris is Vice President-Marketing, Sales and Services of Cimnet. Mr. Harris has been employed by Capri since 1998. From 1997 to 1998, Mr. Harris was a principal and owner of DLH & Associates, a consulting firm to the semiconductor, printed wire board and capital equipment industries. From 1995 to 1997, Mr. Harris was Vice President-Sales, Marketing and Services of Semitool, Inc., a seller of capital equipment to the semiconductor industry, and from 1983 to 1995, Mr. Harris was a General Manager in WR Grace's photopolymer systems business. Mr. Harris holds a Bachelor's Degree in Marketing and Economics from the University of Maryland and a Certificate in Business Management from MIT's Greater Boston Executive Program.

     Each of the Company's directors were elected to serve as directors on March 23, 2000, except for Utpal J. Dave and David L. Harris who were elected to serve as directors on May 18, 2000, and each will hold office until the next annual meeting of shareholders. No director has resigned since March 23, 2000 and no director has declined to stand for re-election in 2001. Each of the Company's executive officers were elected on March 23, 2000, except for Utpal J. Dave who holds the position of Chief Operating Officer and was appointed to such position effective May 23, 2000, and each will hold office until the next annual board of directors meeting. The term of office of each director expires at each annual meeting of shareholders and upon the election and qualification of his successor. There are no arrangements with any director or officer regarding any election or appointment to any office of the Company.


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

     There are no family relationships between any director or executive officer of the Company, except for Mehul Dave and Utpal J. Dave who are brothers. No director, executive officer or significant employee of the Company, during the prior five years, (i) has filed a petition under the Bankruptcy Act or any State insolvency law or has had the same filed against him, or has had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (ii) has been convicted in a criminal proceeding.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held meetings or acted by consent seven times during fiscal 2000. The Company has standing audit and compensation committees.

COMPENSATION COMMITTEE. The Compensation Committee, which consists of Messrs. Heller, Levin and Mueller, establishes general guidelines regarding the compensation of the officers and executives of the company, determines the compensation of the officers and makes recommendations to the directors with respect to the Company's compensation policies. The Compensation Committee was established on May 18, 2000 and took no action during fiscal 2000.

AUDIT COMMITTEE. The Audit Committee, which consists of Messrs. Heller, Levin and Mueller, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews any recommendations made by the Company's auditors regarding the Company's accounting methods and the adequacy of its system of internal control and reviews any related party transactions. Each member of the Audit Committee except Mr. Levin is an "independent" director of the Company, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. The Board of Directors of the Company has not adopted a written charter for the Audit Committee. The Audit Committee was established on May 18, 2000 and took no action during fiscal 2000.

     REPORT OF AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company's audited financial statements for its year ended June 30, 2000 with the management of the Company and the Company's independent auditors, Klesman, Halper & Co., P.C. ("Klesman Halper"). The Audit Committee has discussed with management and Klesman Halper any significant changes to the Company's accounting principles, the degree of aggressiveness or conservatism of the accounting principles and underlying estimates used in the preparation of the Company's financial statements, and any items required to be communicated by the outside auditors in accordance with Statement of Auditing Standards ("SAS") No. 61. The Audit Committee has reviewed and confirmed the


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independence of Klesman Halper as outside auditors by requiring that Klesman
Halper report (but not submit a formal written statement) to the Audit Committee all relationships between Klesman Halper and the Company, and has engaged in a dialogue with Klesman Halper with respect to any disclosed relationships or services that may impact Klesman Halper's objectivity and independence. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors of the Company that the financial statements as of and for the year ended June 30, 2000, audited by Klesman Halper, be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000.

Robert W. Heller
Jason W. Levin
Thomas Mueller

EXECUTIVE COMPENSATION

     The directors and officers of the Company do not currently receive cash compensation from the Company for their services and have not entered into any employment agreements with the Company. The officers of the Company are currently employed by Cimnet. The Company will reimburse Cimnet for the services of the officers. See "Certain Transactions." All directors except each of Messrs. U. Dave and Harris receive stock options for agreeing to serve as a director of the Company. Messrs. M. Dave, U. Dave, Balasubramanian and Harris also received options in the Company prior to the Spin-Off (as defined below), as employees of Capri, and Mr. Heller received options to purchase 50,000 shares of Company Common Stock for consulting services provided to the Company. Mr. Heller also received payments totaling approximately $8000 from Capri for consulting services provided to the Company. The Company will be billed for this amount pursuant to the arrangements described herein under the caption "Certain Transactions."

CERTAIN TRANSACTIONS

     Jason W. Levin, a director of the Company, is a partner in the law firm of Piper Marbury Rudnick & Wolfe, counsel to the Company. With the exception of Mr. Levin's indirect interest and the transactions described below relating to the Spin-Off and Capri, during the last two years, the Company has not engaged in any material transaction, and there is no presently proposed transaction, in which any director, officer or principal security holder of the Company, any nominee for election as a director of the Company, any director or officer of any subsidiary of the Company, or any relative or spouse of any of the foregoing, had or is anticipated to have a direct or indirect material interest.

     Capri distributed all of the shares of the Company's Common Stock to the shareholders of Capri in a taxable distribution effective June 1, 2000 (the "Spin-Off"). Certain directors and executive officers of the Company also serve as directors and executive officers of Capri, as described under "Board of Directors." In addition, for the purpose of governing certain ongoing relationships between the Company and Capri following the Spin-Off, the Company and Cimnet have entered into various agreements and adopted certain policies with respect to the following:


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

SERVICES AGREEMENT. The Company and Cimnet have entered into a Services Agreement whereby Cimnet provides certain services to the Company on an as-needed basis. The fees for such services will be based on a rate designed to reflect Cimnet's cost of providing such services, including reimbursement of certain direct out-of-pocket expenses. The Company is free to procure such services from outside vendors or to develop an in-house capability in order to provide such services internally. The services to be provided to the Company by Cimnet pursuant to such agreement include employees, including key executives, accounting services, computer services, insurance coverage, payroll processing services and management of employee benefits programs, or any other similar services that the Company may require.

OFFICE SPACE. The Company currently shares office space with Cimnet. Cimnet allocates to the Company its pro rata share of rent, common area maintenance charges and other costs and expenses under Cimnet's lease for its office space based upon the square footage of the shared office space occupied by the Company.

SOFTWARE LICENSE. The Company and Cimnet may enter into a license agreement pursuant to which Cimnet will grant a license to the Company for certain components of Paradigm(R), Cimnet's software application. It is expected that the fees payable by the Company pursuant to this license agreement will be at least the same fees generally required under Cimnet's typical software license with unrelated third-party customers for the same software.

LOANS. The Company may borrow funds from Cimnet from time to time in order to fund its operations.

AUDITORS

Representatives of Klesman Halper, the Company's auditors, are expected to be present at the annual meeting and will be available to respond to questions and may make a statement if they so desire.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder intends to present at the next annual meeting of stockholder of the Company must be received by the Company by May 25, 2001 in order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting.

IMPORTANT

All stockholders are cordially invited to attend the annual meeting in person.

If you cannot be present at the meeting, please sign and date the enclosed Proxy and mail it PROMPTLY in the enclosed self-addressed envelope. No postage need be affixed if mailed in the United States.



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                                      PROXY

                             INTERCONEXUS.COM, INC.
                      THIS PROXY IS SOLICITED ON BEHALF OF
                         THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 17, 2000


     The undersigned hereby appoints Mehul J. Dave' and P. Balasubramanian, and each of them, as proxies, with full power of substitution, to vote all common shares of InterConexus.com, Inc. held by the undersigned as of September 28, 2000 at the Annual Meeting of Stockholders to be held at 2651 Warrenville Road, Downers Grove, Illinois, on November 17, 2000 at 10:00 a.m., Downers Grove time, and at any adjournment thereof, upon all subjects that may properly come before the meeting, with all the powers the undersigned would have if present, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, AND AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

     PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CAN NOT BE VOTED.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.

     1. For the election of MEHUL J. DAVE', P. BALASUBRAMANIAN, ROBERT W. HELLER, JASON W. LEVIN, THOMAS MUELLER, UTPAL J. DAVE' and DAVID L. HARRIS as directors, to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

          TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE.

          [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

     2. To transact such other business as may properly come before the meeting.




                                          Signatures: _________________________
                                                      _________________________




                                          Dated: __________________, 2000


Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title or capacity as such.